UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2022

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.                                                                                                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Michelle C. Wirtz commenced service as Interim Chief Financial Officer, Treasurer and Secretary of Electromed, Inc. (the “Company”), effective June 1, 2022. In connection with her promotion, the Company entered into an amendment to her existing employment agreement, effective as of June 1, 2022. Pursuant to the amended agreement, she will receive an initial annual base salary of $220,000 and she will be eligible to participate in the Company’s annual officer bonus plan, beginning with the fiscal year ending June 30, 2023, with a target payout equal to 30% of annual base salary. She is also entitled to reimbursement for certain business expenses and a monthly vehicle allowance, in addition to eligibility to participate in the other compensation and benefits programs generally available to Company employees.

If her employment is terminated by us for any reason other than for "cause" (as defined in her employment agreement) during the term of the agreement or within twelve months after a change of control, then she will be eligible to (A) receive an amount equal to (i) 100% of her annualized base salary as of the termination date, plus (ii) an amount equal to 100% of the portion (if any) of her target annual bonus that was based on individual performance for the fiscal year in which the termination date occurs, plus (iii) an amount equal to the portion of her target annual bonus that was based on Company performance for the fiscal year in which the termination date occurs, pro-rated based on the portion of the fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months. All of the foregoing severance benefits remain contingent on Ms. Wirtz signing and not revoking a release of claims and her remaining in strict compliance with the terms of her employment agreement, any supplemental non-competition, non-solicitation, and confidentiality agreement with the Company, and any other written agreement between her and the Company.

Michael J. MacCourt, the Company’s former Chief Financial Officer, Treasurer and Secretary, ceased to serve in those positions upon the commencement of Ms. Wirtz’s promotion. Mr. MacCourt is expected to remain an employee of the Company through July 1, 2022 to facilitate an orderly transition.

The foregoing description of the material terms of Ms. Wirtz’s compensation is qualified by the text of her original employment agreement and the amendment thereto, which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Number	Description	Method of Filing

10.1	Employment Agreement with Michelle C. Wirtz, dated February 21, 2022	Filed Electronically

10.2	Amendment to Employment Agreement with Michelle C. Wirtz, dated June 1, 2022	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: June 7, 2022	By: /s/ Kathleen S. Skarvan
	Name:	Kathleen S. Skarvan
	Title:	President and Chief Executive Officer